PROXY STATEMENT PURSUANT TO
              SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
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Check the appropriate box:
[ ]  Preliminary Proxy Statement
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     14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              GOLDSTATE CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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


                              GOLDSTATE CORPORATION
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 30, 2001

     Notice is hereby given that a Special Meeting of the Shareholders (the "Meeting") of Goldstate Corporation, a Nevada corporation (the "Company") will be held at 2:00 p.m. on January 30, 2001, at 1255 West Pender Street, Vancouver, British Columbia, Canada V6E 2V1, and any adjournments or postponements thereof (the "Special Meeting") for the following purposes:

     1. To authorize the Board of Directors to effect a reverse stock split of one-for-ten (the "Reverse Stock Split") of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders with such post-split shares of Common Stock being referred to herein as the "New Common Stock";

     2. To adopt an amendment (the "Amendment") to the Company's Articles of Incorporation, as amended (the "Articles"), which would effect the Reverse Stock Split, without having any effect upon the authorized and unissued shares of Common Stock;

     3. To elect the following three (3) persons to serve as directors of the Company until their successor shall have been elected and qualified:
          Carson Walker, Ron F. Horvat and James Bunyan;

     4. To ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2000; and

     5. To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on December 6, 2000 shall be entitled to notice of and to vote at the Meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.

                                         By Order of the Board of Directors


                                         /s/ Carson Walker
                                         -----------------
                                         Carson Walker, President

December 19, 2000
Blaine, Washington

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.



                              GOLDSTATE CORPORATION
                             1255 West Pender Street
                   Vancouver, British Columbia, Canada V6E 2V1

                                 PROXY STATEMENT
                                      Dated
                                December 19, 2000

                         SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 30, 2001


                                     GENERAL

     This Proxy Statement is being furnished to the Shareholders of Goldstate Corporation, a Nevada corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.0003 par value, of the Company (the "Common Stock"), for use at the Special Meeting of the Shareholders to be held at 2:00 P.M. on January 30, 2001, at 1255 West Pender Street, Vancouver, British Columbia V6E 2V1, and any adjournments or postponements thereof (the "Special Meeting"). This Proxy Statement, Notice of Special Meeting of Shareholders and the accompanying Proxy Card are first being mailed to shareholders on or about January 3, 2001.

                       VOTING SECURITIES AND VOTE REQUIRED

     Only Shareholders of record at the close of business on December 6, 2000, (the "Record Date") are entitled to notice of and to vote the shares of Common Stock, $0.0003 par value, of the Company held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 38,119,500 shares of Common Stock were outstanding. There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, (i) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to authorize the Board of Directors to effect the Reverse Stock Split; (ii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split; (iii) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to approve the election of Carson Walker, Ron F. Horvat and James Bunyan as the directors of the Company; and (iv) the affirmative vote of the holders of a majority of the shares of Common Stock outstanding will be required to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2000.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the Reverse Stock Split, "FOR" the approval of the amendment to the Company's Articles of Incorporation, "FOR" approval of the nominated individuals to the board of directors, and "FOR" approval of ratification of LaBonte & Co. as the independent public accountants of the Company, and as recommended by the Board of Directors with regard to any other matters or if no such recommendation is given, in their own discretion. Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall be been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by the Company.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees and other representatives of the Company to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning: (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Common Stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of Common Stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

                                                   SHARES BENEFICIALLY OWNED
NAME                             POSITION      AMOUNT AND NATURE OF   PERCENT OF
                                               BENEFICIAL OWNERSHIP   OWNERSHIP
--------------------------------------------------------------------------------

Cybergarden Development Inc.    Shareholder         5,950,000           15.6%
1105 Park Drive
Vancouver, British Columbia
V6P 2J7 Canada

Epaulette Investments S.A.      Shareholder         3,287,000            8.6%
60 Market Square
P.O. Box 364
Belize City, Belize

No 50 Corporate Ventures Ltd.   Shareholder         7,412,000            6.6%
1255 Pender Street
Vancouver, British Columbia
V6E 2V1 Canada

Marnie Stanton                  Shareholder         2,771,000            7.3%
19489 115th A Avenue
Pitt Meadows, British Columbia
V3Y 1R5 Canada

All officers and directors                             -0-
 as a group (1 person)

-------------------------------


                             EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the annual and long-term compensation for services in all capacities to the Company during the past three fiscal years ended December 31st, of Brian Harris, Ronald Lambrecht and Harold Gooding.

Summary Compensation Table

                              Annual Compensation        Awards    Payouts
                             ---------------------     ----------  -------
                                $      $       $       $       #       $     $
Name and Position            Salary  Bonus   Other    RSA   Options  LTIP  Other
-----------------            ------  -----   -----    ---   -------  ----  -----

Brian Harris           1997       0      0       0      0         0     0      0
Pres./Director

Ronald Lambrecht       1997       0      0       0      0         0     0      0
Secy./Director

Harold Gooding         1997       0      0       0      0         0     0      0
Pres./Director         1998       0      0       0      0         0     0      0
                       1999       0      0       0      0         0     0

     As of the date of this Proxy Statement, officers and directors of the Company are reimbursed for any out-of-pocket expenses incurred by them on behalf of the Company.

                         COMPENSATION PURSUANT TO PLANS

     Options and Warrants. A total of 1,500,000 shares of the Company's Common Stock, $0.0003 par value, have been reserved for issuance to officers, directors and consultants of the Company pursuant to the Company's existing non-qualified stock option plan (the "Stock Option Plan"). Options allow for the purchase of the Company's restricted Common Stock at a price of $0.25 per share. According to the provisions of the Stock Option Plan, the Stock Option Plan is administered by the board of directors which determines the persons to be granted options, the number of shares subject to such options, the exercise price of such options and the option period, and the expiration date, if any, of such options. The exercise of an option may be less than fair market value of the underlying shares of Common Stock. No options granted under the Stock Option Plan will be transferable by the optionee other than by that provided by the Option Share Grant Agreement or will or the laws of descent and distribution, and each option will be exercisable only by such optionee. The options provide for adjustment of the number of shares issuable in the case of stock dividends or stock splits or combinations and adjustments in the case of recapitalization, merger or sale of assets.

     On April 17, 2000, the Company received assignments from the respective individuals listed below representing all of the options previously granted under the Non-Qualified Stock Option Plan exercisable into an aggregate of 1,000,000 shares of Common Stock. As of June 30, 2000, all options granted to the following individuals have been assigned to the Company for possible redistribution at a future date according to the direction of the Board of
Directors:

             Name                          Number of Shares Granted
             ----                          ------------------------

             Gino Cicci                            200,000
             Grant Atkins                          300,000
             Brent Pierce                          300,000
             Harold Gooding                        100,000
             Marcus Johnson                        100,000

             Total                               1,000,000


                              CERTAIN TRANSACTIONS

     On December 11, 1997, the Company, Intergold Corporation ("IGCO") and its wholly-owned subsidiary, International Gold Corporation ("INGC") entered into a joint venture agreement pertaining to the joint exploration of gold and silver on the Blackhawk II Property (the "Joint Venture Agreement"). Pursuant to the terms of the Joint Venture Agreement, the Company paid $100,000 and issued 1,000,000 shares of its restricted common stock to IGCO in exchange for the purchase of a future profit sharing interest. The terms of the Joint Venture Agreement further provided that the Company would be the operating partner and be responsible solely for providing funding for all exploration expenses to be incurred on the Blackhawk II Property. In accordance with the terms of the Joint Venture Agreement, the Company would receive eighty percent (80%) of the net profits to be realized from the joint venture until its invested capital is repaid, and IGCO and INGC would receive twenty percent (20%) of the net profits to be realized from the joint venture. After the invested capital by the Company had been repatriated, the Company would then receive fifty-one percent (51%) of the net profits to be realized from the joint venture and IGCO and INGC would retain forty-nine percent (49%) of the net profits realized from the joint venture. The Company had also agreed to contribute all future capital requirements for the further exploration and mining operation costs of the claims on the Blackhawk II Property.

     As of the date of this Proxy Statement, and effective September 1, 2000, the Company has ceased continuation of payments of any maintenance fees for any of the Blackhawk II Property, as management of the Company does not believe that the Blackhawk II claims contain any commercial grade of gold or silver. See "Part II. Item 1. Legal Proceedings" in the Company's annual report on Form 10-KSB and "Part II. Item 1. Legal Proceedings" in the Company's quarterly reports on Form 10-QSB.

     The above described transaction was conducted pursuant to arms-length negotiations and is on terms as fair as those that would have been obtainable from independent third parties. The board of directors of the Company has not adopted or approved any policy regarding future transactions with related third parties.

     As of the date of this Proxy Statement, the Company has not entered into any other contractual arrangements with related parties other than those transactions resulting primarily from advances made by related parties to the Company and subsequent issuance of notes.

     There is not any currently proposed transaction, or series of the same to which the Company is a party, in which the amount involved exceeds $60,000 and in which, to the knowledge of the Company, any director, executive officer, nominee, five percent shareholder or any member of the immediate family of the foregoing persons, have or will have a direct or indirect material interest.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of the common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 1999 and during the nine-month period ended September 30, 2000.


                                   PROPOSAL 1
                          PROPOSED REVERSE STOCK SPLIT

     The Board of Directors has authorized, subject to Shareholder approval, a Reverse Stock Split of one-for-ten of the Company's outstanding Common Stock that may be effected by the Board depending on market conditions. The intent of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock.

     If the Reverse Stock Split is approved by the Shareholders at the Special Meeting, it will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and the

Shareholders. In the Board's judgment, the Reverse Stock Split would result in the greatest marketability and liquidity of the Common Stock, based upon prevailing market conditions, the proposed public offering described below, on the likely effect on the market price of the Common Stock and other relevant factors.

     If approved by the Shareholders, the Reverse Stock Split will become effective on any date (the "Effective Date") selected by the Board of Directors on or prior to March 31, 2001, upon filing the appropriate amendment to the Company's Articles of Incorporation with the Colorado Secretary of State. If no Reverse Stock Split is effected by such date, the Board of Directors will take action to abandon the Reverse Stock Split without further Shareholder action. The procedures for consummation of the Reverse Stock Split are attached hereto as Exhibit A.

Purposes And Effects Of The Reverse Stock Split
-----------------------------------------------

     The Common Stock is listed for trading on the OTC Bulletin Board under the symbol GDSC. On the Record Date, the reported closing price of the Common Stock on the OTC Bulletin Board was $0.01 per share. The Company intends to use its best efforts in the future to cause its shares of Common Stock to be approved for trading on the Nasdaq SmallCap Market (the "SmallCap Market"). The Company currently does not qualify for admission to the SmallCap Market because its per-share price of $0.01 (as of the close of trading on December 6, 2000) is below the $3.00 level required for admission to the SmallCap Market. Further, the Company's net tangible assets and shareholders' equity are below the minimum requirements of $4,000,000 and $2,000,000, respectively, for inclusion on the SmallCap Market. Management believes that, based on future generation of revenues and offerings of Common Stock, the Company may eventually meet the net tangible assets requirement imposed by the SmallCap Market and the shareholder equity requirement imposed by the SmallCap Market. Management intends to effect a Reverse Stock Split at a level of one-to-ten which it believes is sufficient to enable the Company in the future to meet such requirements for admission into the SmallCap Market. The Board of Directors believes that a Reverse Stock Split will result in attaining both of its goals of achieving a per-share price in excess of $3.00 and increasing the marketability and liquidity of the Company's Common Stock.

     Additionally, the Board believes that the current per-share price of the Common Stock has limited the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher priced issue. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     On the Record Date the number of record holders of the Common Stock was 87 and the number of beneficial holders of Common Stock was estimated to be approximately 526. The Company does not anticipate that any Reverse Stock Split will result in a significant reduction in the number of such holders, and does not currently intend to effect any Reverse Stock Split that would result in a reduction in the number of holders large enough to jeopardize listing of the Common Stock on the SmallCap Market or the Company's being subject to the periodic reporting requirements of the Securities and Exchange Commission.

     The Reverse Stock Split would have the following effects upon the number of shares of Common Stock outstanding (38,119,500 shares as of the Record Date) and the number of authorized and unissued shares of Common Stock (assuming that no additional shares of Common Stock are issued by the Company after the Record Date and that the Reverse Stock Split is effected and without taking into account any increase in the number of outstanding shares resulting from the exercise of outstanding options). The Common Stock will continue to be $0.0003 par value common stock following any Reverse Stock Split, and the number of shares of Common Stock outstanding will be reduced. The following example is intended for illustrative purposes.

                 Reverse Stock                   Common Stock
                    Split                        Outstanding

                 1 for 10                        3,811,950

     At the Effective Date, each share of the Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be reclassified as and changed into the appropriate fraction of a share of the Company's Common Stock, $0.0003 par value per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Shortly after the Effective Date, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates formerly representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. In lieu of any such fractional share interest, each holder of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock will in lieu receive one full share upon surrender of certificates formerly representing Old Common Stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split
----------------------------------------------------------

     The following is a summary of the material federal income tax consequences of the proposed Reverse Stock Split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed Reverse Stock Split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     1.   The reverse split will qualify as a recapitalization described in
          Section 368(a)(1)(E) of the Code.

     2. No gain or loss will be recognized by the Company in connection with the Reverse Stock Split.

     3. No gain or loss will be recognized by a shareholder who exchanges all of his shares of Old Common Stock solely for shares of New Common Stock.

     4. The aggregate basis of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefore.

     5. The holding period of the shares of New Common Stock to be received in the Reverse Stock Split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Reverse Stock Split and each of the resolutions with respect thereto set forth in Exhibit A hereto.


                                   PROPOSAL 2
               PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION
                        TO EFFECT THE REVERSE STOCK SPLIT

     The Board of Directors has approved a resolution, subject to Shareholder approval, to amend the Company's Articles of Incorporation to effect the Reverse Stock Split. The form of amendment (the "Amendment") to the Articles of Incorporation is attached as Exhibit A, and reference is made to the Amendment for the complete terms thereof.

     The Company's Articles of Incorporation currently authorize the issuance of 100,000,000 shares. Seventy-Five million (75,000,000) are designated "Common Stock" and have a par value of $0.0003. Twenty-Five million (25,000,000) are designated "Preferred Stock" and have a par value of $0.001. As of December 6, 2000, 26,446,000 shares of Common Stock were issued and outstanding. The Amendment will not affect the total number of shares of Common Stock authorized for issuance by the Company but will effect the Reverse Stock Split.

     Approval of the Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to notice of, and to vote at, the Special Meeting. If the Reverse Stock Split and the Amendment are approved by the Shareholders, it will become effective as of the date and time it is filed with the office of the Secretary of State of Colorado. The filing will be made as soon as practicable following the approval of the Reverse Stock Split and the Amendment by the Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the adoption of the Amendment to the Company's Articles of Incorporation to effect the Reverse Stock Split, and each of the Resolutions with respect thereto set forth in Exhibit B hereto.


                                   PROPOSAL 3
                          ELECTION OF THREE (3) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     The Company's directors are elected annually to serve until the next Annual Meeting of Shareholders or until their successors shall have been elected and qualified. The number of directors presently authorized by the Bylaws of the Company shall be no less than one (1) nor more than nine (9).

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees. The Company is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of the Company prior to the voting, the proxy holder will vote for a substitute nominee in the exercise of his best judgment.

Information Concerning Nominees
-------------------------------

     CARSON WALKER has been a director and the President, Secretary and Treasurer of the Company since April 17, 2000. Mr. Walker was a director of Sanfred Resources Ltd., a Canadian Venture Exchange company, from May 1996 through December 1999. Mr. Walker was responsible for investor relations and raising capital for Sanfred Resources Ltd. From May 1996 through December 1999, Mr. Walker was also a director and the Secretary for Redmond Capital, Inc., an OTC Bulletin Board company, where he was responsible for investor relations. From July 1996 through June 1997, Mr. Walker was Vice President of Corporate Communications at Rock Resources Ltd., a Canadian Venture Exchange company, where he was responsible for investor relations and raising funds. Mr. Walker attended Vancouver City College in Vancouver, British Columbia, where he earned a diploma as a Denturist. Mr. Walker then entered private practice where he enjoyed two successful practices located in Quesnel, British Columbia, and Nanaimo, British Columbia. During this period of private practice, Mr. Carson established an extensive network of associated with similar concerns and aspirations to provide affordable public healthcare.

     RON F. HORVAT has been primarily involved in the construction business for the past fifteen years. Mr. Horvat currently is the vice president of Adler Forest Products Ltd. in which he is responsible for all business operation including sales, marketing, receivables, payables, cash flow, product development, quality control, logistics, employee management, customer negotiations, purchasing and office management. During 1994 through 1997, Mr. Horvat was the general manager for RH Forest Products Ltd. During 1992 through 1994, Mr. Horvat was the president of Mill Direct Hardwood in which he was responsible for initiating and maintaining a small wood flooring importing company including sales, marketing, small business accounting, receivables, purchasing, importing and overall office management. Mr. Horvat attended the University of Victoria and received a Dogwood Certificate from Nanaimo Senior Secondary School.

     JAMES BUNYAN is a corporate development specialist with international business development experience including industrial and commercial industries worldwide. Mr. Bunyan has developed skills in strategic business planning, mergers, acquisitions, disposals, turnarounds and fundraising with particular emphasis in the international mining industry. Mr. Bunyan is currently a director of Tiberon Minerals Limited in which he renegotiated a joint venture agreement for control of a major polymetallic deposit and arranged a share placing with a London-based investor group to finance further development. Mr. Bunyan is also currently a director of Madison Energy Limited in which he identifies acquisition targets. From 1998 through 1999, he served as the chief executive officer of Carpathian Gold S.A. and from 1993 through 1998, he served as associate director/corporate development consultant of Euroff Limited. In both capacities, Mr. Bunyan conducted review of strategic investment/financing strategies, joint venture initiatives, cost reduction options and organization review, and identified funding opportunities. Mr. Bunyan has a masters degree in business administration from Warwick University and a B.S. in Biochemistry from Heriot-Watt University.

Board Recommendation
--------------------

     The Board recommends a vote FOR the election of each of the three nominees for directors of the Company.


                                   PROPOSAL 4
                          RATIFICATION OF SELECTION OF
                          LABONTE & CO. AS INDEPENDENT
                        PUBLIC ACCOUNTANTS OF THE COMPANY

     The Board of Directors has selected LaBonte & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2000 and has further directed that the Company submit the selection of independent public accounts for ratification by shareholders at the Meeting of Shareholders.

Board Recommendation
--------------------

     The Board recommends a vote FOR the ratification of the selection of LaBonte & Co. as independent public accountants of the Company for the fiscal year ended December 31, 2000.

                                     GENERAL

Other Matters
-------------

     The Board of Directors does not know of any matters that are to be presented at the Meeting of the Shareholders other than those stated in the Notice of Special Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

Shareholder Proposals
---------------------

     If any shareholder of the Company intends to present a proposal for consideration at the Special Meeting of Shareholders and desires to have such proposal included in the proxy statement and forms of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's offices, 1255 West Pender Street, Vancouver, British Columbia Canada V6E 2V1, Attention: Secretary, not later than January 12, 2001.


                                          By Order of the Board of Directors


                                          /s/ Carson Walker
                                          -----------------
                                          Carson Walker

                                    EXHIBIT A
                           THE REVERSE STOCK SPLIT AND
                   AMENDMENT TO THE ARTICLES OF INCORPORATION

     RESOLVED, that the Board of Directors be, and it hereby is, authorized to effect a Reverse Stock Split in accordance with the following Resolutions if the Board determines in the exercise of their discretion that a Reverse Stock Split is in the best interests of the Company and the Shareholders and that a Reverse Stock Split is likely to result in an increase in the marketability and liquidity of the Common Stock.

     FURTHER RESOLVED, that, prior to March 31, 2001, and on the condition that no other amendment to the Company's Articles of Incorporation shall have been filed subsequent to December 19, 2000, effecting a reverse stock split of the Common Stock, Article VI of the Company's Articles of Incorporation be amended by the addition of the following provision:

     "Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, $0.0003 par value, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into any fraction thereof, into 1/10 of a share of the Company's outstanding Common Stock, $0.0003 par value (the "New Common Stock"), depending upon a determination by the Board that a Reverse Stock Split is in the best interests of the Company and the Shareholders, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof.

     From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same Shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law."

     FURTHER RESOLVED, that at any time prior to the filing of the foregoing amendment to the Company's Articles of Incorporation effecting a Reverse Stock Split, notwithstanding authorization of the proposed amendment by the Shareholders of the Company, the Board of Directors may abandon such proposed amendment without further action by the Shareholders.

                                    EXHIBIT 1
                              GOLDSTATE CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 30, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Goldstate Corporation, a Nevada corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated December 19, 2000, and hereby appoints Carson Walker with the power of substitution, as Attorney and Proxy to represent and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Shareholders, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorney and Proxy may do or cause to be done by virtue thereof with respect to the following matters:

     1. Approval of the Proposal to authorize the Board of Directors to effect a Reverse Stock Split of one-for-ten of the Company's outstanding Common Stock, depending upon a determination by the Board of Directors that a Reverse Stock Split is in the best interests of the Company and its Shareholders.

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/


     2. Approval of the Proposal to amend (the "Amendment") the Company's Articles of Incorporation, as amended, which would effect the Reverse Stock Split.

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/


     3. Election of each of the following three (3) persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders or thereafter until their successors shall have been elected and qualified:

          Carson Walker

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

          Ron F. Horvat

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

          James Bunyan

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

     4. Ratification of the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2000.

              FOR  /___/              AGAINST  /___/          ABSTAIN  /___/

     5. To act upon such other matters as may properly come before the Meeting or any adjournments thereof.

     This Proxy, when properly executed, will be voted as directed. If no direction is indicated, the Proxy will be voted FOR each of the above proposals and FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to ratify the selection of LaBonte & Co. as the independent public accountants of the Company for the fiscal year ending December 31, 2000.


Dated:________________________, 2001             ________________________


     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

     PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED
ENVELOPE.